                                                                     Exhibit 4.1

                                Countersigned and Registered:
                                              NATIONAL CITY BANK
                                                 (Cleveland, Ohio)
                                                    Transfer Agent and Registrar

                                      By:

                                                          Authorized Signature





                                    DATATRAK
NUMBER
C-

                          DATATRAK INTERNATIONAL, INC.
                INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO

                                                            CUSIP 238134100
                                                            SEE REVERSE FOR
                                                           CERTAIN DEFINITIONS

THIS CERTIFIES THAT


SPECIMEN

IS THE OWNER OF

        FULLY PAID AND NON-ASSESSABLE COMMON SHARES WITHOUT PAR VALUE OF
                          DATATRAK INTERNATIONAL, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to the express terms and provisions of the Articles of Incorporation of the Corporation filed in the office of the Secretary of State of Ohio. This certificate is not valid unless countersigned by a Transfer Agent and registered by a Registrar.
        WITNESS the facsimile signatures of its duly authorized officers.


Dated:   /s/Terry C. Black                          DATATRAK INTERNATIONAL, INC.
Vice President of Finance,                          /s/Jeffrey A. Green
Chief Financial Officer,                            President and
Treasurer and Assistant Secretary                    Chief Executive Officer


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                          DATATRAK INTERNATIONAL, INC.

         The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM - as tenants in common                    UNIF TRANS MIN ACT -__________Custodian____________
                                                                            (Cust)              (Minor)
   TEN ENT - as tenants by the entireties                               under Uniform Transfers to Minors
                                                                        Act ________
   JT TEN  - as joint tenants with right of                                  (State)
             survivorship and not as tenants
             in common

     Additional abbreviations may also be used though not in the above list.


                              -------------------

         The Corporation will mail to the holder of record of the shares represented by this certificate (without charge to the holder) within five days after receipt of written request therefor a copy of the express terms, if any, of the shares represented by this certificate and a copy of the express terms, if any, of the other class or classes and series of shares, if any, which the Corporation is authorized to issue.



         FOR VALUE RECEIVED, _______ HEREBY SELL, ASSIGN AND TRANSFER UNTO PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

--------------------------------------

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
__________________________________________________________________ of the Shares
represented by the within Certificate and do hereby irrevocably constitute and appoint_________________________________________________________________________
Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated ____________

                      __________________________________________________________
                      NOTICE:THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND
                             WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.


SIGNATURE(S) GUARANTEED BY: ____________________________________________________
                            The Signature(s) should be guaranteed by an eligible guarantor institution (Banks, Stockholders, Savings and Loan Associations and Credit Unions), with membership in an approved signature guarantee medallion program pursuant to SEC Rule 17A d-15.


         This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between DataTRAK International, Inc. and National City Bank dated as of September 2, 1997 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of DataTRAK International, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. DataTRAK International, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to any Person who becomes an Acquiring Person (as defined in the Rights Agreement) may become null and void.